Exhibit 5.2

[Letterhead of Multiband Corporation]

October 24, 2013

Goodman Networks Incorporated

6400 International Parkway, Suite 1000

Plano, Texas 75093

Re:	Registration Statement on Form S-4; Offer to Exchange $225,000,000 Aggregate

Principal Amount of 12.125% Senior Secured Notes due 2018 for an Equal Principal

Amount of 12.125% Senior Secured Notes due 2018.

Ladies and Gentlemen:

I serve as in-house counsel to Multiband Corporation, a Minnesota corporation (“Multiband”). Multiband wholly-owns Minnesota Digital Universe, Inc., a Minnesota corporation, Multiband Subscriber Services, Inc., a Minnesota corporation, and Multiband Special Purpose, LLC, a Minnesota limited liability company (collectively with Multiband, the “Minnesota Guarantors”). I have acted as in-house counsel in connection with the proposed issuance by the Minnesota Guarantors of guarantees by the Minnesota Guarantors (the “Minnesota Guarantees”) relating to the proposed issuance by Goodman Networks Incorporated (the “Company”) of up to $225,000,000 aggregate principal amount of 12.125% Senior Secured Notes due 2018 (the “Exchange Notes”) and the guarantees thereof, including the Minnesota Guarantees (the “New Guarantees”) in exchange for an equivalent amount of the Company’s outstanding 12.125% Senior Secured Notes due 2018 (the “Outstanding Notes”) and the outstanding guarantees thereof by the guarantors of such outstanding notes, including the Minnesota Guarantors (the “Outstanding Guarantees”). The terms of the offer to exchange are described in the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission for the registration of the Exchange Notes and the New Guarantees, under the Securities Act of 1933, as amended (the “Act”). The Outstanding Notes and Outstanding Guarantees have been, and the Exchange Notes and New Guarantees, including the Minnesota Guarantees will be, issued pursuant to an indenture dated as of June 23, 2011, as amended (the “Indenture”), by and among the Company, the issuers of the New Guarantees, including the Minnesota Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In connection with the foregoing, I have examined the Indenture and such corporate records and instruments of the Minnesota Guarantors as I have deemed necessary or appropriate for purposes of this opinion.

In making the foregoing examination, I have assumed the genuineness of all signatures, and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies thereof. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the organizational documents, minutes, records, resolutions and other documents or writings of the Minnesota Guarantors, I have relied, to the extent I have deemed reasonably appropriate, upon representations or certificates of officers or directors of the Minnesota Guarantors and of public officials and upon documents, records and instruments furnished to me by the Minnesota Guarantors, without independent check or verification of their accuracy.

I am opining herein as to the effect on the proposed issuance of the Minnesota Guarantees of the laws of the State of Minnesota as currently in effect. I do not express any opinion with respect to the laws of any jurisdiction, other than the laws of the State of Minnesota as currently in effect, or as to the effect of any such laws of other jurisdictions on the opinions stated herein.

Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that:

(i)	Each of the Minnesota Guarantors is validly existing and in good standing under the laws of the State of Minnesota and has the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver the Minnesota Guarantees and to perform its obligations thereunder; and

(ii)	The execution and delivery by each Minnesota Guarantor of its applicable Minnesota Guarantee and the performance of its obligations thereunder have been fully authorized by such Minnesota Guarantor.

The foregoing opinions may be relied upon by your counsel, Haynes and Boone, LLP, in connection with the filing of the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me contained therein under the heading “Legal Matters.”

Very truly yours,

/s/ Steven M. Bell

Steven M. Bell

Multiband Corporation

In-House Legal Counsel